Exhibit 99.1

FOR:               AMPAL-AMERICAN ISRAEL CORPORATION

CONTACT:    Irit Eluz

                        CFO - SVP Finance & Treasurer

                        1 866 447 8636

                        irit@ampal.com

FOR:               KM/KCSA  - Investor Relations

CONTACT:    Roni Gavrielov

                        011-972-3-516-7620
                        roni@km-ir.co.il

                        Jeff Corbin / Marybeth Csaby

                        212-896-1214 / 212-896-1236

                        jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:               PM-PR Media consultants

CONTACT:    Zeev Feiner

                        011-972-50-790-7890
                        z@pm-pr.co.il

Ampal to Purchase the Business of 012 Smile Communications Ltd.
for approximately $318 Million

TEL AVIV – November 16, 2009 - Ampal-American Israel Corporation (Nasdaq: AMPL announced today that a wholly owned subsidiary of Ampal, has signed an agreement with 012 Smile Communications Ltd. (Nasdaq: SMLC) (“012”) to purchase the current on-going business of 012 for 1.2 Billion New Israeli Shekels, or approximately $318 Million. The transaction is subject to customary closing conditions, including the regulatory approvals of the Israeli Ministry of Communication and the Israeli Antitrust Commissioner.

Commenting on the transaction, Mr. Yosef A. Maiman, Chairman, President and Chief Executive Officer of Ampal, said: "we are excited about the purchase of 012’s business which is another important and major step toward achieving our goal of building a portfolio of assets with strong and steady cash flow. 012 will join our current main holdings in the Energy and Chemical sectors and diversify our business foundations to allow Ampal to further grow its business."

Mr. Maiman concluded that "012 is a solid company, involved in a challenging, dynamic and ever developing communication business and with its skilled management team we plan to further develop and strengthen its business."

About 012

012 is a leading provider of communication services in Israel, offering a wide range of broadband and traditional voice services. The Company’s broadband services include broadband Internet access with a suite of value-added services, specialized data services and server hosting, as well as new innovative services such as local telephony via voice over broadband and a WiFi network of hotspots across Israel. Traditional voice services include outgoing and incoming international telephony, hubbing, roaming and signaling and calling card services. 012 Smile.Communications services residential and business customers, as well as Israeli cellular operators and international communication services providers through its integrated multipurpose network, which allows the Company to provide services to almost all of the homes and businesses in Israel. 012 Smile is a majority owned subsidiary of Internet Gold Golden Lines Ltd. (NASDAQ: IGLD) one of Israel's leading communications groups with a major presence across all Internet related sectors. Internet Gold and 012 Smile are part of the Eurocom Communications Group.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals, communication and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.